Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-279435

PROSPECTUS SUPPLEMENT

(To prospectus dated May 28, 2024)

522,876 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering to a certain purchaser 522,876 shares (the “Shares”) of our common stock, par value $0.001 per share (“common stock”), at an offering price of $7.65 per share.

Our common stock is listed on the Nasdaq Capital Market under the symbol “USGO.” On June 25, 2026, the last reported sale price of the common stock on the Nasdaq Capital Market was $7.94 per share.

No placement agent is involved in this offering. The gross proceeds to us, before expenses, will be up to $4,000,001.40, assuming the sale of all the Shares. We estimate the total expenses of this offering will be approximately $60,000.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-1 of this prospectus supplement.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $44,713,619.28, which was calculated based on 3,304,776 shares of our outstanding common stock held by non-affiliates at a price of $13.53 per share, the closing price of our common stock on the Nasdaq Capital Market on May 5, 2026. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we sold securities with an aggregate market value of approximately $8,998,493.72 pursuant to General Instruction I.B.6 of Form S-3. After giving effect to the offering limit imposed by General Instruction I.B.6 of Form S-3 and deducting amounts offered and sold pursuant to General Instruction I.B.6 of Form S-3 in the 12 calendar months prior to the date of this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $5,906,045.76 pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves risks that are described in the “Risk Factors” beginning on page S-5 of this prospectus supplement, page 1 of the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities in this offering is expected to be made on or about June 29, 2026, subject to the satisfaction of customary closing conditions.

The date of this prospectus supplement is June 26, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-279435) that we initially filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2024, and that was declared effective by the SEC on May 28, 2024.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You should also read and consider the information in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized any other person to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement. We are not offering to sell, and seeking offers to buy, shares of common stock in jurisdictions where offers and sales are not permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and accompanying prospectus contain, or incorporate by reference, trademarks, tradenames, service marks and service names of U.S. GoldMining Inc. and its subsidiaries. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also contain trademarks and trade names that are the property of their respective owners.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein each contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

●	expectations regarding developing the 100%-owned Whistler exploration property located in Alaska, USA (the “Whistler Project”);

●	planned activities, including proposed exploration, development and the completion of proposed studies pertaining to the Whistler Project and the goals thereof; and

●	our estimates regarding future liquidity requirements and the need for additional financing in the future;

These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances, including that:

●	the timing and ability to obtain requisite operational, environmental and other licenses, permits and approvals, including extensions thereof will occur and proceed as expected;

●	current gold, silver, base metal and other commodity prices will be sustained, or will improve;

●	the proposed development of the Whistler Project will be viable operationally and economically and will proceed as expected;

●	any additional financing required by us will be available on reasonable terms or at all; and

●	the Company will not experience any material accident, labor dispute or failure of plant or equipment.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, as such factors may be updated in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by applicable law.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read this entire prospectus supplement and the accompanying prospectus, including all documents incorporated by reference herein and therein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We are a United States domiciled exploration stage company and our sole project is currently the Whistler Project. The Whistler Project is a gold-copper exploration project located in the Yentna Mining District, approximately 170 km northwest of Anchorage, in Alaska. See “Item 2. Properties” for further information.

We were incorporated on June 30, 2015, in Alaska as “BRI Alaska Corp.” and on August 5, 2015, pursuant to an asset purchase agreement dated July 20, 2015, by and among us, GoldMining Inc. (“GoldMining”), Kiska Metals Corporation (“Kiska”) and Geoinformatics Alaska Exploration, Inc. (“Geoinformatics”), we acquired a 100% interest in the Whistler Project and certain related assets. On September 8, 2022, we redomiciled to Nevada and changed our name to “U.S. GoldMining Inc.”

Our sole subsidiary is US GoldMining Canada Inc., a company incorporated under the laws of British Columbia, Canada, and which is wholly-owned by us.

We are a subsidiary of GoldMining, a Toronto Stock Exchange and NYSE American listed precious metals exploration and development company that was incorporated in 2009 and whose disclosed strategy is to expand its property portfolio through accretive transactions of resource stage gold projects and to advance its properties towards development.

Company Information

Our principal executive offices are located at 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia, Canada V6E 4A2 and our head operating offices are located at 301 Calista Court, Suite 200, Office 203, Anchorage, Alaska, 99518. Our website address is www.us.goldmining.com. The information provided on our website does not constitute part of this prospectus supplement or the accompanying prospectus, and is not incorporated by reference as part of this prospectus supplement or the accompanying prospectus.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until the last day of the fiscal year that follows the fifth anniversary of the completion of our initial public offering, or until such earlier time as we have more than $1.235 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

S-3

The Offering

Common stock offered by us	522,876 shares of common stock.

Offering Price	$7.65 per share of common stock.
Common stock to be outstanding immediately after this offering	13,845,369 shares of common stock.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-9.

Risk factors	This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement, page 1 of the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq Capital Market symbol	“USGO”

The number of shares of our common stock to be outstanding immediately after this offering is based on 13,322,493 shares outstanding as of March 31, 2026, and excludes as of such date:

●	an aggregate of 429,500 shares of common stock issuable upon the exercise of outstanding options issued under our equity incentive plans;

●	up to 888,474 additional shares of common stock that are reserved for issuance under our equity incentive plans; and

●	outstanding warrants to purchase up to an aggregate of 1,732,659 shares of common stock at a weighted average exercise price of $13.00 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding stock options or warrants after March 31, 2026.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, that is incorporated by reference in this prospectus supplement, along with any amendment or update thereto reflected in subsequent filings with the SEC, including in our future annual reports on Form 10-K and quarterly reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of our Securities

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You will experience immediate and substantial dilution in the net tangible book value per share of our common stock sold in this offering and may experience additional dilution of your investment in the future.

Since the price per share of our common stock is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $7.65 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $6.92 per share with respect to the as adjusted net tangible book value of our common stock as of March 31, 2026. Furthermore, if outstanding stock options are exercised you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

S-5

The issuance of shares of common stock upon exercise of warrants during a period in which our registration statement on Form S-1 (Registration No. 333-269693) (the “Prior Registration Statement”) was not current may not have been in compliance with Section 5 of the Securities Act, which could give rise to rescission rights or other claims by holders of such shares.

During the period in which the prospectus contained in our Prior Registration Statement was not current under Section 10(a)(3) of the Securities Act, 8,633 shares of our common stock (the “Affected Warrant Shares”) were issued upon exercise of our warrants without a restrictive legend for aggregate cash proceeds of $112,229. The Affected Warrant Shares were issued inadvertently, as the Company had not identified at the time of such exercises that the prospectus contained in the Prior Registration Statement was no longer current under Section 10(a)(3) of the Securities Act. Because the prospectus was not current at the time of such exercises, these issuances may not have been made in compliance with Section 5 of the Securities Act. As a result, holders of the Affected Warrant Shares may have rescission rights under Section 12(a)(1) of the Securities Act. In addition, we could become subject to regulatory action by the SEC or other regulatory authorities in connection with any such non-compliance.

However, we believe that the issuances of the Affected Warrant Shares may have been exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(1) thereof, which exempts “transactions by any person other than an issuer, underwriter, or dealer”. Based on the information available to the Company, we believe that none of the holders of the Affected Warrant Shares was an underwriter (within the meaning of Section 2(a)(11) of the Securities Act), an affiliate of the Company, or a broker or dealer. Rather, the holders acquired and held the warrant shares for their own accounts and not with a view to distribution. On that basis, we believe the transactions in the Affected Warrant Shares may not have required registration under Section 5 of the Securities Act, and we would not be liable for any failure to register such issuances.

Of the 8,633 Affected Warrant Shares issued during the relevant period, 7,600 warrant shares (representing aggregate cash proceeds of $98,800) were issued to a director of the Company or to an entity controlled by such director (the “Insider Shares”), and such shares continue to be held by such director subject to transfer restrictions and required restrictive legends under the Securities Act. Accordingly, the practical rescission exposure with respect to third-party investors is limited to the remaining 1,033 warrant shares (representing aggregate cash proceeds of $13,429), which were underlying warrants held in street name.

Any potential Section 5 violation does not render the underlying shares void or legally defective. The 8,633 Affected Warrant Shares were duly authorized, validly issued, fully paid, and non-assessable upon exercise of the warrants and are legally issued and outstanding shares of common stock, subject, in the case of the Insider Shares, to the applicable transfer restrictions referenced above.

Furthermore, even if holders were to exercise rescission rights, we believe the maximum aggregate amount of consideration that could be subject to such claims is approximately $112,229, representing the aggregate exercise price paid for such shares, plus any applicable statutory interest, which we believe would not materially impact the Company’s financial condition, results of operations, or liquidity. No assurance can be given, however, that we will not face claims, regulatory action, or litigation arising from such issuances, which could result in legal expenses and diversion of management’s time and attention.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause dilution to our stockholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

S-6

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

As of June 26, 2026, approximately 1,342,186 shares of common stock that are either subject to outstanding stock options, or reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 and Rule 701 under the Securities Act. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the market price of our common stock could also decline.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

Our stock price may be volatile.

The market price of our securities could be subject to significant fluctuations. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our securities to wide price fluctuations regardless of our operating performance. Some of the factors that may cause the market price of our securities to fluctuate include:

●	price and volume fluctuations in the global stock markets from time to time;
●	changes in operating performance and stock market valuations of other companies in our industry;
●	sales of our securities by us or GoldMining;
●	failure of securities analysts and credit rating agencies to maintain coverage of us, changes in financial estimates by securities analysts and credit rating agencies who follow us, or our failure to meet these estimates or the expectations of investors;
●	the financial projections we may provide to the public (in the event we decide to provide any such projections), any changes in those projections or our failure to meet those projections;
●	rumors and market speculation involving us or other companies in our industry;
●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;
●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in tax laws and regulations, changes in trade policies, as well as accounting standards, policies, guidelines, interpretations or principles;
●	any significant change in our management team; and
●	general economic conditions and slow or negative growth of our markets.

S-7

In addition, stock markets have historically experienced substantial price and volume fluctuations. Broad market and industry factors may harm the market price of our securities. Hence, the market price of our securities could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the market price of our securities regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.

If financial securities industry analysts cease to publish reports on us or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

The market price and trading volume of our common stock could be adversely affected if securities analysts cease to publish reports or publish unfavorable research reports about us, our financial performance, or our industry. Negative analyst coverage, a downgrade of our stock, or speculation about our business prospects could reduce investor confidence, increase stock price volatility, and limit our access to capital. Additionally, if analysts discontinue coverage or fail to provide regular updates, investor interest and liquidity in our stock may decline, further impacting our valuation.

We have never declared or paid any cash dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

S-8

USE OF PROCEEDS

We expect to receive approximately $3,940,001.40 in net proceeds from this offering, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from these sales for general corporate purposes, including working capital. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the regulatory progress of our two lead products and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-9

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2026, was approximately $6,131,086, or $0.46 per share of common stock.

After giving effect to the sale of the shares in this offering at the offering price of $7.65 per share and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value would have been $10,071,087, or approximately $0.73 per share of common stock, as of March 31, 2026. This represents an immediate increase in net tangible book value of approximately $0.27 per share to existing stockholders and an immediate dilution of approximately $6.92 per share to investors in this offering. The following table illustrates dilution after giving effect to the sale of 522,876 shares of common stock by us at the offering price of $7.65 per share, less the estimated offering expenses payable by us.

Offering price per share	$7.65
Historical net tangible book value per share as of March 31, 2026	$0.46
Increase in net tangible book value per share attributable to this offering	$0.27
As adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering	$0.73
Dilution per share to investors participating in this offering	$6.92

The above discussion is based on 13,322,493 shares of our common stock outstanding as of March 31, 2026, and excludes, as of that date, the following:

●	an aggregate of 429,500 shares of common stock issuable upon the exercise of outstanding options issued under our equity incentive plans;

●	up to 888,474 additional shares of common stock that are reserved for issuance under our equity incentive plans; and

●	outstanding warrants to purchase up to an aggregate of 1,732,659 shares of common stock at a weighted average exercise price of $13.00 per share.

To the extent that any options are exercised, new options are issued under our Incentive Plan, or we otherwise issue additional shares of common stock in the future at a price less than the offering price, there may be further dilution to new investors purchasing securities in this offering.

S-10

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends on our capital stock would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

S-11

PLAN OF DISTRIBUTION

We entered into a securities purchase agreement, dated June 26, 2026, directly with the investors signatory thereto in connection with the Shares being offered pursuant to this prospectus supplement and the accompanying prospectus.

The Shares were offered directly to the investors without a placement agent, underwriter, broker or dealer. The fees and expenses of this offering payable by us are estimated to be approximately $60,000. After deducting our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be $ 3,940,001.40.

We expect to deliver the Shares being offered pursuant to this prospectus supplement and the accompanying prospectus on or about June 29, 2026, subject to customary closing conditions.

Transfer Agent

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “USGO.”

S-12

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of U.S. GoldMining Inc. as of December 31, 2025, and December 31, 2024 and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Deloitte LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements, or other documents, the reference may not be complete, and you should refer to the exhibits or to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC website referenced above also contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.

S-13

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus supplement and accompanying prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained herein and therein, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement or the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 20, 2026;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 13, 2026;

●	our Current Reports on Form 8-K, filed with the SEC on January 22, 2026, March 2, 2026, March 19, 2026, April 23, 2026, April 28, 2026, May 6, 2026 and June 11, 2026; and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, and any amendment or report filed with the SEC for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting the Company at U.S. GoldMining Inc., Attention: Investor Relations, 301 Calista Court, Suite 200, Office 203, Anchorage, Alaska, 99518. Our telephone number is (604) 388-9788. Information about us is also available at our website at www.us.goldmining.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

1188 West Georgia Street, Suite 1830, Vancouver, British Columbia, Canada V6E 4A2 and our head operating offices are located at 301 Calista Court, Suite 200, Office 203, Anchorage, Alaska, 99518. Our website address is www.us.goldmining.com

S-14

PROSPECTUS

U.S. Goldmining Inc.

$40,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $40,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

We are a “smaller reporting company” and “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being a Smaller Reporting Company and Emerging Growth Company” for additional information.

Our common stock and warrants to purchase shares of common stock (the “Warrants”) are listed on the Nasdaq Capital Market under the symbols “USGO” and “USGOW”, respectively. On May 14, 2024, the last reported sale price of our common stock and Warrants as reported on the Nasdaq Capital Market was $5.55 and $0.73 per share, respectively. We recommend that you obtain current market quotations for our common stock and Warrants prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock and Warrants on any securities exchange.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $16,789,339, which was calculated based on 12,398,709 shares of outstanding common stock, of which 2,338,348 shares were held by non-affiliates, and the last reported sale price of our common stock of $7.18 per share on April 8, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period, so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $40,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to U.S. GoldMining Inc., a Nevada corporation, and its subsidiaries taken as a whole.

Overview

We are a United States domiciled exploration stage company and our sole project is currently the Whistler Project. The Whistler Project is a gold-copper exploration project located in the Yentna Mining District, approximately 170 km northwest of Anchorage, in Alaska.

We were incorporated on June 30, 2015, in Alaska as “BRI Alaska Corp.” On September 8, 2022, we redomiciled to Nevada and changed our name to “U.S. GoldMining Inc.”. We are a subsidiary of GoldMining Inc. (“GoldMining”), a company organized under the laws of Canada and listed on the Toronto Stock Exchange and NYSE American. GoldMining is a public mineral exploration company that was incorporated in 2009 and is focused on the acquisition and development of gold assets in the Americas. Our principal executive offices are located at 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia, Canada V6E 4A2 and our head operating offices are located at 301 Calista Court, Suite 200, Office 203, Anchorage, Alaska, 99518. Our website address is www.usgoldmining.us. Our shares of common Stock and Warrants are listed on the Nasdaq Capital Market under the symbols “USGO” and “USGOW”, respectively.

On April 24, 2023, in connection with the closing of our initial public offering (the “IPO”), we issued 2,000,000 units (the “Units”), with each Unit consisting of (i) one share of common stock and (ii) a Warrant to purchase one share of common stock at a price of $10.00 per Unit for gross proceeds of $20,000,000. Each Warrant entitles the holder thereof to acquire one share of common stock at an exercise price of $13.00 per share for a period of three years from the issue date. In connection with the IPO, we incurred securities issuance costs of $970,194, of which $650,000 represented cash fees paid to the underwriters. After the IPO, GoldMining continued to own a controlling interest in us of 9,622,491 shares of common stock and Warrants to purchase up to 122,490 shares of common stock, representing approximately 79.3% of our outstanding shares of common stock. As of May 15, 2024, GoldMining owned 79.7%.

In 2023, we also commenced our initial confirmatory work program at our 100% owned Whistler Project. Subsequent to the year end, we announced initial results from such program. We plan to re-commence the drilling program at the Whistler Project at the start of the 2024 field season. We have not yet finalized the work program, including extent of drilling, for the 2024 year.

On February 9, 2024, the board of directors approved a change of our fiscal year end from November 30 to December 31, effective beginning with the next fiscal year, which began on January 1, 2024, and will end on December 31, 2024 (the “Fiscal 2024”). As a result of the change in fiscal year, there was a one-month transition period beginning on December 1, 2023, and ending on December 31, 2023, the results of which were reported in the Quarterly Report on Form 10-Q filed for the first quarter of Fiscal 2024 and will be reported in the Annual Report on Form 10-K to be filed for Fiscal 2024.

1

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our common shares less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.

We are also an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

The Securities We May Offer

We may offer up to $40,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. All of our directors hold office for one-year terms until the election and qualification of their successors. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors (the “Board”) out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board and issued in the future.

2

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our Board will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

3

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements and forward-looking information within the meaning of Canadian securities laws and the Private Securities Litigation Reform Act of 1995, collectively referred to as “forward-looking statements”. Forward-looking statements include statements that relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “target”, “expect”, “intend”, “estimate”, “project”, “outlook”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements include, but are not limited to, statements about:

●	anticipated tonnages and grades of the mineral resources disclosed for the Whistler Project;

●	our expectations regarding the continuity of mineral deposits;

●	our expectations regarding raising capital and developing the Whistler Project;

●	our planned exploration activities on the Whistler Project;

●	expectations regarding environmental, social or political issues that may affect the exploration or development progress;

●	our estimates regarding future revenue, expenses and needs for additional financing; and

●	our ability to attract and retain qualified employees and key personnel.

These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances, including that:

●	the timing and ability to obtain requisite operational, environmental and other licenses, permits and approvals, including extensions thereof will occur and proceed as expected;

●	current gold, silver, base metal and other commodity prices will be sustained, or will improve;

●	the proposed development of the Whistler Project will be viable operationally and economically and will proceed as expected;

●	any additional financing required by us will be available on reasonable terms or at all; and

●	we will not experience any material accident, labor dispute or failure of plant or equipment.

Despite a careful process to prepare and review the forward-looking statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

Forward-looking statements are necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to the risk factors described in greater detail under Item 1A. Risk Factors in our final prospectus for the IPO filed with the U.S. Securities Exchange Commission on April 20, 2023. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements.

These factors should not be construed as exhaustive and should be read with other cautionary statements in this document. Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking statements. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking statements, which speaks only as of the date made. The forward-looking statements contained in this document represents our expectations as of the date of this prospectus (or as the date they are otherwise stated to be made) and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

5

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital and/or capital expenditure. Among other potential uses, we may also use the net proceeds from the sale of the securities offered by us pursuant to this prospectus to (i) fund exploration and development activities, including, but not limited to, planned exploration work at the Whistler Project, (ii) undertake community consultation, permitting/reporting and environmental baseline and heritage studies and (iii) identify future acquisition opportunities as they may arise and as may be determined by us. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the level of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in business plan or strategy;

●	our ability to select and negotiate definitive agreements with acquisition candidates;

●	the need or desire on our part to accelerate, increase or eliminate existing exploration initiatives due to, among other things, changing market conditions and competitive developments; and

●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

6

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as amended (“Articles of Incorporation”), any certificates of designation for our preferred stock, and our bylaws (“Bylaws”), as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

General

Our authorized capital stock consists of 300,000,000 shares of our common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, there were 12,398,709 shares of our common stock issued and outstanding held of record by stockholders. Each such outstanding share of our common stock is validly issued, fully paid and non-assessable.

The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our Board does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. Except for the election of directors, which are elected by a plurality vote, a majority vote of common stockholders is generally required to take action under our Articles of Incorporation and Bylaws.

Conversion, Redemption and Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Dividends. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors.

Preferred Stock

We are authorized to issue from time to time up to 10,000,000 shares of preferred stock. The board of directors will have the authority to issue this preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, without further vote or action by the stockholders. If shares of preferred stock with voting rights are issued, such issuance could affect the voting rights of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the board of directors authorized the issuance of shares of preferred stock with conversion rights, the number of shares of our common stock outstanding could potentially be increased by up to the authorized amount. Issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of the holders of our common stock. Also, preferred stock could have preferences over our common stock (and other series of preferred stock) with respect to dividend and liquidation rights.

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Anti-Takeover Effects of Various Provisions of Nevada Law and Our Articles of Incorporation and Bylaws.

Provisions of the Nevada Corporation Law and our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Preferred Stock. Our Articles of Incorporation permit our board of directors to issue our preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders, and the board of directors could take that action without stockholder approval. The issuance of our preferred stock could delay or prevent a change of control of the Company.

Board Vacancies to be Filled by Remaining Directors and Not Stockholders. Our Bylaws provide that any vacancies on the board of directors, including any newly created directorships, will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director.

Removal of Directors by Stockholders. Our Bylaws and the Nevada Corporation Law provide that directors may be removed by stockholders only by the affirmative vote of the holders of at least two-thirds of the voting power of the issued and outstanding capital stock entitled to vote at a meeting of the stockholders. In order to remove a director by written consent, such consent must be signed by the holders of all outstanding shares entitled to vote for the election of directors.

Stockholder Action. Our Bylaws preclude stockholders from calling special meetings. Our Bylaws require stockholder action by written consent for the election or removal of directors to be signed by the holders of all outstanding shares entitled to vote thereon for such consent to be effective.

Advance Notice of Director Nominations and Stockholder Proposals. Our Bylaws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in our Bylaws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the board of directors or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our Bylaws.

To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to our secretary at our principal executive offices not later than 45 days nor earlier than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of: (i) the 90th day prior to such annual meeting; or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever first occurs.

In the event a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in our Bylaws, but only if the stockholder notice is delivered to our secretary at our principal executive offices not later than the close of business on the later of: (i) the 90th day prior to such special meeting; or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

Amendments to our Articles of Incorporation and Bylaws. Under the Nevada Corporation Law, amendments to the Articles of Incorporation require a board resolution be submitted to the stockholders for approval, followed by stockholder approval. Our Bylaws may be altered, amended, or repealed in the sole and absolute discretion of our board of directors.

No Cumulative Voting. Our Articles of Incorporation prohibits cumulative voting in the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Continental Stock Transfer & Trust Company, a New York limited liability trust company, with offices at 1 State Street Plaza, New York, New York 10004.

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DESCRIPTION OF WARRANTS

As of May 15, 2024, there were outstanding warrants to purchase up to 1,741,292 shares of common stock.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank or a transfer agent that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement or free writing prospectus.

We may sell securities in an “at the market” offering that may be made from time to time for our common stock through or to a sales agent or principal. We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

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We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the Nasdaq Capital Market, subject to official notice of issuance. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of U.S. Goldmining Inc. as of November 30, 2023 and 2022, and for each of the two years in the period ended November 30, 2023, incorporated by reference in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.usgoldmining.us, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2023, filed with the Securities and Exchange Commission on February 21, 2024, as amended on Form 10-K/A filed with the SEC on April 24, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Securities and Exchange Commission on May 10, 2024;

●	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 13, 2024, and March 19, 2024; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on April 19, 2023, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities” filed as Exhibit 4.4 to our Annual Report on Form 10-K/A for the year ended November 30, 2023, filed with the SEC on April 24, 2024, and any amendment or report filed with the Securities and Exchange Commission for purposes of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 1188 West Georgia Street, Suite 1830, Vancouver, BC, Canada V6E 4A2, Attention: Tyler Wong, Interim Chief Financial Officer, or made by phone at (604) 388-9788. You may also access the documents incorporated by reference in this prospectus through our website at www.usgoldmining.us. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Prospectus Supplement

522,876 Shares of Class A Common Stock